UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): May 22, 2013

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, WI  54220
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 22, 2013, Orion Energy Systems, Inc. (the “Company”) entered into a Stock and Unit Purchase Agreement (the “Purchase Agreement”) with Harris Manufacturing, Inc., a Florida corporation (“HMI”), Harris LED, LLC, a Florida limited liability company (“HLED,” and together with HMI, “Harris”) and their respective shareholders and members. Under the terms of the Purchase Agreement, the Company will purchase all of the issued and outstanding equity interests of Harris, which designs, manufactures and sells energy efficient lighting systems (the “Transaction”). The Company expects to close the Transaction on July 1, 2013.
The initial purchase price for the Transaction is Ten Million Dollars ($10,000,000) (the “Initial Payment”), subject to potential closing date adjustments for net working capital, funded debt and certain other items, and subject to up to an additional One Million Dollars ($1,000,000) payable in unregistered shares of common stock of the Company (the "Performance Shares") upon Harris achieving certain revenue milestones in calendar year 2013 and/or 2014.
The Initial Payment will be paid at the closing of the Transaction, subject to adjustment as set forth above, as follows: (i) a cash payment of Five Million Dollars ($5,000,000); (ii) the issuance of an unsecured subordinated three-year promissory note in the principal amount of Three Million Dollars ($3,000,000) bearing interest at the rate of 4% per annum; and (iii) the issuance of Two Million Dollars ($2,000,000) in value of unregistered shares of common stock of the Company (based on the trading price of the shares on the NYSE MKT).
The Purchase Agreement contains customary representations, warranties, covenants and indemnities. Consummation of the Transaction is subject to various conditions, including receipt of material third party consents and approvals and other customary closing conditions. The Purchase Agreement contains termination rights, including a right for either party to terminate the Purchase Agreement if the closing shall not have occurred on or before August 15, 2013, subject to certain conditions. The Purchase Agreement also provides that the Company will enter into employment agreements with certain key employees of Harris at closing.
The forgoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 2.02.	Results of Operations and Financial Condition.
On May 22, 2013, the Company issued a press release announcing its financial results for its fiscal 2013 fourth quarter and fiscal year ended March 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Also furnished as Exhibit 99.2 is certain supplemental information posted on the Company’s website at www.oesx.com.

Item 7.01	Regulation FD Disclosure.
On May 22, 2013, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01(d)	Financial Statements and Exhibits.
Exhibit 99.1 Press Release of Orion Energy Systems, Inc. dated May 22, 2013.

Exhibit 99.2 Supplemental Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: May 22, 2013	By: /s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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